Limited Power of Attorney - Securities Law Compliance
The undersigned hereby constitutes and appoints Cindy Ahn, Kristen
Heck, June Fontana, Ann Trainor and Scott Coward, a partner with the firm of Kennedy Covington Lobdell & Hickman, L.L.P., and each of them, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended),
Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations (collectively, the "Reporting Forms"), as a consequence of the undersigned's ownership, acquisition or disposition of securities of Third Wave Technologies, Inc. (the "Corporation"), and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
In such instances where the undersigned has executed any of the
Reporting Forms on his or her own behalf, the undersigned hereby consents to the filing of copies of such Reporting Forms that reflect a conformed signature. The undersigned will maintain fully executed copies of any Reporting Forms so filed, in his or her own records.
This Limited Power of Attorney is executed at Greenwich, Connecticut as of the date set forth below.
Lionel Sterling
/s/ Lionel M. Sterling
Signature

4/26/2007
Date


Witness:

/s/ Anne Mendel
Signature

4/26/2007
Date

Form Letters1 (0)